UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, the Compensation & Human Resources Committee (the “Committee”) of the Board of Directors of First Commonwealth Financial Corporation (the “Company”) approved certain amendments to the Company’s Amended and Restated Non-Qualified Deferred Compensation Plan (“NQDC Plan”). A summary of the material amendments to the NQDC Plan approved by the Committee follows.

•The NQDC Plan permits eligible participants to defer all or a portion (no less than 10%) of their annual cash incentive awards to the Plan commencing with the 2018 Plan year.
•The NQDC Plan allows participants to elect to receive their distribution of future deferrals in installments (prior deferrals subject to lump sum distributions can be revised to installment distributions, subject to the requirements of Section 409A of the Internal Revenue Code (“Code”)).
•The NQDC Plan permits participants to elect to receive amounts deferred on or after January 1, 2018, that are payable to participants on separation from service to be received at the later of early retirement age (age 55) and separation from service (rather than at the later of normal retirement age (age 62) and separation from service). This election may be made from year to year with respect to that plan year’s deferrals.
•The NQDC Plan permits participants to elect to receive amounts deferred on or after January 1, 2018, on a “specified date” rather than at the later of early retirement age or normal retirement age and separation from service, provided that the specified date occurs before the participant attains age 62 (i.e., the participant’s normal retirement age). This election could be made from year to year.
•The NQDC Plan corrects the definitions of “Change in Control” and “Specified Employee” to bring the definitions into compliance with the requirements of Code Section 409A. The NQDC Plan also adds a definition of “Separation from Service” within the meaning of Code Section 409A, to clarify that distributions made on termination of employment must only be made on terminations of employment that constitute “Separations from Service” under Code Section 409A.
•The NQDC Plan limits the persons who are considered members of a select group of management or highly compensated employees, within the meaning of the Employee Retirement Income Security Act (“ERISA”) to those persons who are in the top seven percent (7%) of full-time employees, as determined on the basis of base compensation.

The NQDC Plan, as Amended and Restated, is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the text of the NQDC Plan.

Item 9.01     Financial Statements and Exhibits.

Number    Description

10.1    First Commonwealth Financial Corporation Amended and Restated Non-Qualified Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2017
FIRST COMMONWEALTH FINANCIAL CORPORATION

By:    /s/ James R. Reske
Name: James R. Reske
Title: Executive Vice President, Chief
Financial Officer and Treasurer